UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2018

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2018, Ermanno Santilli voluntarily resigned as the Chief Executive Officer (“CEO”) of MagneGas Applied Technology Solutions, Inc. (“Company”). Mr. Santilli’s resignation is not the result of any disagreement with the policies, practices or procedures of the Company. Upon his resignation Mr. Santilli was appointed as the Company’s Chief Technology Officer. As a result of the vacancy in the position of CEO, the Board of Directors of the Company (“Board”), appointed Scott Mahoney, the Company’s current Chief Financial Officer (“CFO”) as the new CEO. Simultaneously with his appointment to the position of CEO, Mr. Mahoney voluntarily resigned as the Company’s CFO. Mr. Mahoney’s resignation as CFO is not the result of any disagreement with the policies, practices or procedures of the Company. As a result of the vacancy in the position of CFO, the Board promoted the Company’s Controller – Timothy Hauck – to the position of CFO.

Timothy Hauck has served as Controller since April 24, 2017. Mr. Hauck brings 10 years of public accounting and acquisition management experience. Prior to joining the Company, Mr. Hauck was the Senior Accounting Manager at Envision Health Care, a Fortune 500 health care corporation based in Clearwater, FL, where he managed budgeting, forecasting and financial statement preparation and analysis. Prior to Envision Health Care, Mr. Hauck worked for DaVita, a medical corporation based in Denver, CO, where he participated in the acquisition of fifty primary care practices and handled the necessary due diligence and valuation. Additionally, he participated in the restructuring of the company during the consolidation of DaVita with Health Care Partners. Mr. Hauck earned his MBA from University of South Florida with a concentration in Forensic Accounting where he also earned a Bachelor’s degree in Accounting.

Item 8.01	Other Events.

On November 6, 2018, the Company issued a press release announcing the various appointments and resignations.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of MagneGas Applied Technology Solutions, Inc. dated November 6, 2018.
99.2	Resignation of Ermanno Santilli as Chief Executive Officer
99.3	Appointment of Scott Mahoney as Chief Executive Officer
99.4	Appointment of Ermanno Santilli as Chief Technology Officer
99.5	Resignation of Scott Mahoney as Chief Financial Officer
99.6	Appointment of Timothy Hauck as Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer